Exhibit 21.1

U.S. SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Formation
BA International, L.L.C.	Delaware
Caribesock, Inc.	Delaware
Caribetex, Inc.	Delaware
CASA International, LLC	Delaware
CC Products, Inc.	Delaware
Ceibena Del, Inc.	Delaware
Crescent Industries LLC	Delaware
Elizabeth Needlecraft LLC	Delaware
Event 1, Inc.	Kansas
GearCo, Inc.	Delaware
GFSI Holdings, Inc.	Delaware
GFSI, Inc.	Delaware
Hanes Menswear, LLC	Delaware
Hanes Puerto Rico, Inc.	Delaware
Hanesbrands Direct, LLC	Colorado
Hanesbrands Distribution, Inc.	Delaware
Hanesbrands Export Canada LLC	Delaware
HBI Branded Apparel Enterprises, LLC	Delaware
HBI Branded Apparel Limited, Inc.	Delaware
HBI Holdco 1 LLC	Delaware
HBI Holdco 2 LLC	Delaware
HbI International, LLC	Delaware
HBI Playtex BATH LLC	Delaware
HBI Receivables LLC	Delaware
HBI Sourcing, LLC	Delaware
Inner Self LLC	Delaware
Jasper-Costa Rica, L.L.C.	Delaware
Maidenform (Bangladesh) LLC	Delaware
Maidenform (Indonesia) LLC	Delaware
Maidenform Brands LLC	Delaware
Maidenform International LLC	Delaware
Maidenform LLC	Delaware
MF Retail LLC	Delaware
MFB International Holdings S.a r.l., US Branch	United States
Nicholas Needlecraft LLC	Delaware
Playtex Dorado, LLC	Delaware
Playtex Industries, Inc.	Delaware
Playtex Marketing Corporation (50%) owned)	Delaware
Seamless Textiles, LLC	Delaware
UPCR, Inc.	Delaware
UPEL, Inc.	Delaware

NON-U.S. SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Formation
Bali Dominicana Textiles, S.A.	Panama/DR
Bali Dominicana, Inc.	Panama/DR
Canadelle Holding Corporation Limited	Canada
Canadelle Limited Partnership	Canada
Cartex Manufacturera S. de R. L.	Costa Rica
CASA International, LLC Holdings S.C.S.	Luxembourg
Caysock, Inc.	Cayman Islands
Caytex, Inc.	Cayman Islands
Caywear, Inc.	Cayman Islands
Ceiba Industrial, S. De R.L.	Honduras
Choloma, Inc.	Cayman Islands
Confecciones Atlantida S. De R.L.	Honduras
Confecciones del Valle, S. De R.L.	Honduras
Confecciones El Pedregal Inc.	Cayman Islands
Confecciones El Pedregal S.A. de C.V.	El Salvador
Confecciones Jiboa S.A. de C.V.	El Salvador
Confecciones La Caleta	Cayman Islands
Confecciones La Herradura S.A. de C.V.	El Salvador
Confecciones La Libertad, Ltda de C.V.	El Salvador
Creaciones Textiles de Merida, S.A. de C.V.	Mexico
DFK International Limited	Hong Kong
Dos Rios Enterprises, Inc.	Cayman Islands
GFSI Canada Company	Canada
GFSI Southwest, S. de R.L. de C.V.	Mexico
H.N. Fibers Ltd (49%)	Israel
Hanes Brands Incorporated de Costa Rica, S.A.	Costa Rica
Hanes Caribe, Inc.	Cayman Islands
Hanes Choloma, S. de R. L.	Honduras
Hanes Colombia, S.A.	Colombia
Hanes de Centroamerica S.A.	Guatemala
Hanes de El Salvador, S.A. de C.V.	El Salvador
Hanes Dominican, Inc.	Cayman Islands
Hanes Ink Honduras, S.A. de C.V.	Honduras
Hanes Menswear Puerto Rico, Inc.	Puerto Rico
Hanes Panama Inc.	Panama
Hanesbrands (HK) Limited	Hong Kong
Hanesbrands (Nanjing) Textile Co., Ltd.	China
Hanesbrands (Vietnam) Company Limited	Vietnam
Hanesbrands Apparel India Private Limited	India
Hanesbrands Apparel South Africa (Proprietary) Limited	South Africa
Hanesbrands Argentina S.A.	Argentina
Hanesbrands Australia Pty Limited	Australia

Name of Subsidiary	Jurisdiction of Formation
Hanesbrands Brasil Textil Ltda.	Brazil
Hanesbrands Canada NS ULC	Canada
Hanesbrands Caribbean Logistics, Inc.	Cayman Islands
Hanesbrands Chile SpA	Chile
Hanesbrands Dominicana, Inc.	Cayman Islands
Hanesbrands Dos Rios Textiles, Inc.	Cayman Islands
Hanesbrands El Salvador, Ltda. De C.V.	El Salvador
Hanesbrands Holdings	Mauritius
Hanesbrands International (Shanghai) Co. Ltd.	China
Hanesbrands International (Thailand) Ltd.	Thailand
Hanesbrands Japan Inc.	Japan
Hanesbrands Philippines Inc.	Philippines
Hanesbrands Poland sp. z o.o.	Poland
Hanesbrands ROH Asia Ltd.	Thailand
Hanesbrands Switzerland Holdings GmbH	Switzerland
HBI Alpha Holdings, Inc.	Cayman Islands
HBI Beta Holdings, Inc.	Cayman Islands
HBI Compania de Servicios, S.A. de C.V.	El Salvador
HbI International Holdings S.à r.l.	Luxembourg
HbI International Holdings S.à r.l., Luxembourg, Zurich Branch	Switzerland
HbI International/ Jordan Limited Liability Company	Jordan
HBI Manufacturing (Thailand) Ltd.	Thailand
HBI RH Mexico, S. De R.L. de C.V.	Mexico
HBI Risk Management Ltd.	Bermuda
HBI Servicios Administrativos de Costa Rica, S.A.	Costa Rica
HBI Socks de Honduras, S. de R.L. de C.V.	Honduras
HBI Sourcing Asia Limited	Hong Kong
HBI Uno Holdings, Inc.	Cayman Islands
Industria Textilera del Este ITE, S.R.L.	Costa Rica
Industrias El Porvenier, S. de R.L.	Honduras
Industrias Internacionales de San Pedro S. de R.L. de C.V.	Mexico
Inversiones Bonaventure S.A. de C.V.	El Salvador
J.E. Morgan de Honduras, S.A.	Honduras
Jasper Honduras, S.A.	Honduras
Jasper-Salvador, S.A. de C.V.	El Salvador
Jogbra Honduras, S.A.	Honduras
Maidenform (Asia) Limited	British Virgin Islands
Maidenform (U.K.) Limited	United Kingdom
Maidenform Brands Germany GmbH	Germany
Maidenform Brands International Limited	Ireland
Maidenform Brands Spain, S.R.L.	Spain
Manufacturera Ceibena S. de R.L.	Honduras
Manufacturera Comalapa S.A. de C.V.	El Salvador
Manufacturera de Cartago, S.R.L.	Costa Rica

Name of Subsidiary	Jurisdiction of Formation
Manufacturera San Pedro Sula, S. de R.L.	Honduras
MF Brands S.A. de C.V.	Mexico
MF Supreme Brands de Mexico, S.A. de C.V.	Mexico
MFB International Holdings S.a r.l.	Luxembourg
Playtex Puerto Rico, Inc.	Puerto Rico
PT. HBI Sourcing Indonesia	Indonesia
PTX (D.R.), Inc.	Cayman Islands
Rinplay S. de R.L. de C.V.	Mexico
Seamless Puerto Rico, Inc.	Puerto Rico
Servicios de Soporte Intimate Apparel, S. de R.L.	Costa Rica
Socks Dominicana S.A.	Dominican Republic
Texlee El Salvador, Ltda. de C.V.	El Salvador
The Harwood Honduras Companies, S. de R.L.	Honduras
Wonderbra (HK) Limited	Hong Kong